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                                                             EXHIBIT NO. 99.8(b)


                          MASSACHUSETTS INVESTORS TRUST
              500 Boylston Street o Boston o Massachusetts o 02116
                                (617) o 954-5000



                                        April 1, 1999




MFS Service Center, Inc.
500 Boylston Street
Boston, MA 02116

Dear Sir/Madam:

     This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated August 1, 1985, as amended, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

     Please indicate your acceptance of the foregoing by signing below.

                                        Sincerely,

                                        MASSACHUSETTS INVESTORS TRUST




                                        By:  W. THOMAS LONDON
                                             W. Thomas London
                                             Treasurer


Accepted and Agreed:

MFS SERVICE CENTER, INC.



By:      JOSEPH W. DELLO RUSSO
         Joseph W. Dello Russo
         Treasurer

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                                                                  ATTACHMENT 1
                                                                  April 1, 1999


                          EXHIBIT B TO THE SHAREHOLDER
                        SERVICING AGENT AGREEMENT BETWEEN
                        MFS SERVICE CENTER, INC. ("MFSC")
                 AND MASSACHUSETTS INVESTORS TRUST (the "Fund")


The fees to be paid by the Fund on behalf of its series with respect to all shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be 0.1000% of the average daily net assets of the Fund, subject to applicable performance-related adjustments.

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